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                                                                    Exhibit 23.1




                              Accountants' Consent


To the Board of Directors
AquaPenn Spring Water Company, Inc.:



We consent to the use of our report dated October 21, 1997, except for note 15 which is as of October 24, 1997, included in this Registration Statement on Form S-1 of AquaPenn Spring Water Company, Inc. and to the reference to our firm under the headings "Experts" and "Selected Consolidated Financial Data."




                                             /s/ KPMG Peat Marwick LLP
                                             KPMG Peat Marwick LLP
State College, Pennsylvania
December 12, 1997